Exhibit 5.1

October 19, 2009 Hyatt Hotels Corporation 71 South Wacker Drive, 12th Floor Chicago, Illinois 60606

Re:	Registration Statement No. 333-161068;
43,700,000 shares of Class A Common Stock, par value $0.01 per share

Ladies and Gentlemen:

We have acted as counsel to Hyatt Hotels Corporation, a Delaware corporation (the “Company”), in connection with the proposed issuance and sale of up to 43,700,000 shares (including up to 5,700,000 Option Shares (as defined below)) of Class A common stock, par value $0.01 per share, of the Company (the “Shares”). The Shares are included in a registration statement on Form S-1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 5, 2009 (Registration No. 333–161068) (as amended, the “Registration Statement”). The Shares include (i) up to 38,000,000 Shares being offered by certain stockholders (the “Selling Stockholders”) of the Company (the “Selling Stockholder Shares”) and (ii) up to 5,700,000 Shares which may be purchased by the underwriters from the Company pursuant to an option to purchase additional shares granted by the Company (the “Option Shares”). The terms “Selling Stockholder Shares” and “Option Shares” shall also include any additional such shares registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus (“Prospectus”), other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

October 19, 2009

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1. The Selling Stockholder Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

2. When the Amended and Restated Certificate of Incorporation of the Company in the form most recently filed as an exhibit to the Registration Statement has been filed with the Secretary of State of the State of Delaware and becomes effective and when the Option Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Option Shares will have been duly authorized by all necessary corporate action of the Company, and the Option Shares will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act, including purchasers of the Shares in the offering contemplated by the Registration Statement. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ LATHAM & WATKINS LLP